Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Responds to Legion Partners

WINSTON-SALEM, N.C., October 29, 2019 -- Primo Water Corporation (Nasdaq: PRMW) (“Primo Water”) provided the following statement today in response to comments from one of its shareholders, Legion Partners Asset Management, LLC (“Legion”):

“Over the last a year and a half, we have proactively engaged with Legion in meetings, discussions and correspondence regarding Primo Water’s Board composition, governance enhancements, and business performance. Most recently, we have asked Legion and our other large shareholders for substantive feedback and input on our Board and on skills or experience that may be enhanced or complemented through the addition of new directors. Several of our shareholders have already provided us with constructive feedback on these matters. Legion has yet to do so, but we continue to welcome Legion’s input.”

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include those related to our expectation that the search for our new permanent CEO will be concluded relatively quickly; our significant opportunity to build value for shareholders by focusing on the consumer’s growing desire for clean water and environmentally responsible products; our focus on continuing to grow our Exchange and Dispenser businesses, improving our Refill business and driving operational execution and organizational development while positioning Primo Water to achieve long-term profitable growth and improved value for shareholders; and our 2019 fiscal year revenue and adjusted EBITDA financial guidance. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect our analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than as required by applicable securities laws.